UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2016 (August 11, 2016)

Silicon Graphics International Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

900 North McCarthy Blvd. Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

(669) 900-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 11, 2016, Silicon Graphics International Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hewlett Packard Enterprise Company, a Delaware corporation (“Parent”), and Satellite Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub”), pursuant to which, subject to satisfaction or waiver of the conditions set forth therein, Acquisition Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of the Company’s common stock (other than shares owned by Parent, Acquisition Sub or any other wholly-owned subsidiary of Parent, shares held by the Company as treasury stock, and shares held by stockholders of the Company who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) will be converted into the right to receive $7.75 in cash without interest (the “Merger Consideration”).

At the Effective Time, each option to acquire shares of Company common stock that is outstanding immediately prior to the Effective Time and is held by a person then providing services to the Company or one of its subsidiaries shall be converted into a fully vested and exercisable option to acquire shares of Parent common stock based on a conversion ratio set forth in the Merger Agreement and the applicable equity plan, and each award of restricted stock units (“Company RSU’s”) representing the right to receive shares of Company common stock that is outstanding immediately prior to the Effective Time (but excluding any Company RSU that becomes settlable as a result of the consummation of the Merger) and is held by a person then providing services to the Company or one of its subsidiaries shall be converted into the right to acquire shares of Parent common stock based on the conversion ratio and the applicable equity plan.

The Company’s board of directors (the “Board”) has unanimously approved the Merger and the Merger Agreement. The Merger Agreement requires that the Merger be approved by the holders of at least a majority of the voting power of the outstanding common stock (the “Stockholder Approval”). The Board has adopted resolutions recommending that the stockholders of the Company vote in favor of the adoption and approval of the Merger Agreement and the Merger.

In addition to the Stockholder Approval, consummation of the Merger is subject to other customary closing conditions, including the expiration or termination of the respective waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and applicable foreign antitrust or competition-related laws, the absence of any government order or other legal restraint prohibiting the Merger and no material adverse effect on the Company and its subsidiaries.

The Merger Agreement contains customary representations, warranties and covenants by each of the parties. The Company has also agreed, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, any alternative transaction.

The Merger Agreement contains certain termination rights for both the Company and Parent, including for the Company if the Board determines to enter into a superior proposal. Upon termination of the Merger Agreement under certain circumstances, the Company may be obligated to pay Parent a termination fee of $12,200,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

There are representations and warranties contained in the Merger Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Investors should read the Merger Agreement together with the other information concerning the Company and Parent that the Company publicly files in reports and statements with the U.S. Securities and Exchange Commission (the “SEC”) as well as any public disclosures with respect to the Merger and the Merger Agreement made by Parent.

Item 8.01.	Other Events

Concurrently with the execution of the Merger Agreement, Jorge L. Titinger, President and Chief Executive Officer of the Company and one of the Board members, Cassio Conceicao, Executive Vice President and Chief Operating Officer, Mekonnen Asrat, Senior Vice President and Chief Financial Officer, Kirk Williams, Senior Vice President, General Counsel and Corporate Secretary, Peter Hilliard, Senior Vice President and Chief Administrative Officer, as well as the remaining members of the Board, Ronald D. Verdoorn, Charles M. Boesenberg, Gary A. Griffiths, Michael W. Hagee, Douglas R. King, Nina Richardson and Kirsten Wolberg, who beneficially own an aggregate of 596,075 shares of Company common stock outstanding as of August 9, 2016, which represents approximately 2.6% of the issued and outstanding shares as of August 9, 2016 entered into a voting agreement with Parent (the “Voting Agreement”), pursuant to which each of them agreed, among other things, (i) to vote in favor of the Merger and the other transactions contemplated thereby, and (ii) on certain restrictions in the transfer of their shares of the Company’s common stock.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 11, 2016, among Hewlett Packard Enterprise Company, Satellite Acquisition Sub, Inc. and Silicon Graphics International Corp.*

99.1	Voting Agreement, dated as of August 11, 2016, by and among Hewlett Packard Enterprise Company and the stockholders of the Company named therein.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

Additional information

In connection with the meeting of the Company’s stockholders to be held with respect to the proposed merger, the Company will file a proxy statement with the SEC AND MAIL THE PROXY STATEMENT TO ITS STOCKHOLDERS. INVESTORS AND SECURITYHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain a free copy of the proxy statement (when available) and other relevant documents filed by the Company with the SEC from the SEC’s website at http://www.sec.gov or through the investor relations section of the Company’s website at http://investors.sgi.com/sec.cfm.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the pending merger. Information about the Company’s directors and executive officers is included in its Annual Report on Form 10-K for the year ended June 26, 2015, filed with the SEC on September 9, 2015, and the proxy statement for its 2015 Annual Meeting of Stockholders, filed with the SEC on October 23, 2015. Additional information regarding the interests of the Company’s directors and executive officers in the merger will be included in the preliminary proxy statement for the special meeting of the Company’s stockholders and will be included in the definitive proxy statement described above.

Forward-looking statements

This filing may include forward-looking statements which make assumptions regarding the Company’s operations, business, economic and political environment. Actual results may be materially different from any future results expressed or implied by such forward-looking statements. Among other risks and uncertainties, there can be no guarantee that the Merger will be completed, or if it is completed, that it will close within the anticipated time frame. Additional risks and uncertainties relating to the acquisition include: (1) the Company may be unable to obtain Stockholder Approval as required for the transaction; (2) other conditions to the closing of the transaction may not be satisfied or waived; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the Company’s business may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the ability and timing to obtain required regulatory approvals; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to the consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. For a discussion of relevant factors, risks and uncertainties that could materially affect the Company’s future results, attention is directed to “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its Annual Report on Form 10-K for the year ended June 26, 2015, filed with the SEC on September 9, 2015. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this filing to reflect events or circumstances occurring after the date of this filing or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2016

SILICON GRAPHICS INTERNATIONAL CORP.
(Registrant)

By:	/s/ Jorge L. Titinger
Jorge L. Titinger
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 11, 2016, among Hewlett Packard Enterprise Company, Satellite Acquisition Sub, Inc. and Silicon Graphics International Corp.*

99.1	Voting Agreement, dated as of August 11, 2016, by and among Hewlett Packard Enterprise Company and the stockholders of the Company named therein.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.